As filed with the Securities and Exchange Commission on July 14, 1997.
                                                      Registration No.
--------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             Registration Statement Under The Securities Act of 1933

                          STORAGE COMPUTER CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                                            02-0450593
(State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                        Identification No.)

                               11 Riverside Street
                        Nashua, New Hampshire 03062-1373
                                 (603) 880-3005
          (Address, including zip code, of principal executive offices)

                    Restated and Amended Stock Incentive Plan
                           (Full titles of the plans)

                             Theodore J. Goodlander
                      President and Chief Executive Officer
                          Storage Computer Corporation
                               11 Riverside Street
                        Nashua, New Hampshire 03062-1373
                     (Name and address of agent for service)
                                 (603) 880-3005
          (Telephone number, including area code, of agent for service)

                                   copies to:
                             Gregory L. White, Esq.
                                Peabody & Arnold
                                 50 Rowes Wharf
                                Boston, MA 02110

                         CALCULATION OF REGISTRATION FEE

                                                                                Proposed
                                                            Proposed            maximum            Amount
Title of                     Amount                         maximum             aggregate          of
securities                   to be                          offering price      offering           registration
to be registered             registered                     per share           price              fee
---------------------------------------------------------------------------------------------------------------
Restated and Amended
Stock Incentive Plan
Common Stock,                2,500,000 shares(1)(2)         $10.875(2)          $14,769,473(2)     $4,475.60(2)
par value $.001
per share
---------------------------------------------------------------------------------------------------------------

(1) The 2,500,000 shares shown are shares issued or issuable upon the exercise of options granted pursuant to the Company's Restated and Amended Stock Incentive Plan (the "Plan") and its predecessors. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, there are also registered an undetermined number of additional shares which may be issued if the antidilution provisions of the Plan becomes operative.

(2) Includes 1,663,500 shares with respect to which options have been granted at a weighted average exercise price of $3.41 per share. An additional 836,500 shares are to be offered at prices not presently determinable. Pursuant to Rule 457(c) and (h), the offering price for those additional shares is estimated solely for the purpose of determining the registration fee and is based on the $10.875 per share price of the Common Stock as reported by the American Stock Exchange for trading on July 9, 1997.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE.

             The following documents filed by the Company with the Securities and Exchange Commission are incorporated in this Registration Statement by reference:

                  (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, Registration No. 001-13616.

                  (b) The Company's latest Quarterly Report on Form 10-QSB for the period ended March 31, 1997.

             All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated herein by reference and constitute a part hereof from their respective dates of filing.

ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL.

             The legality of the securities offered hereby will be passed upon for the Company by Peabody & Arnold, 50 Rowes Wharf, Boston, Massachusetts 02110. Thomas A. Wooters, a partner in Peabody & Arnold is the Secretary of the Company. On September 1, 1992, the Company issued options to purchase 10,000 shares of the Company's Common Stock to Peabody & Arnold at a price of $.10 per share.

ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

             Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify a director, officer, employee or agent against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in respect of or in successful defense of any action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

             As permitted by amendments to the DGCL effective in 1986, the Registrant has included a provision in its Certificate of Incorporation that, subject to certain limitations, eliminates the ability of the Registrant and its stockholders to recover monetary damages from a director of the Registrant for a breach of fiduciary duty as a director. Pursuant to Article TENTH of the Registrant's Certificate of Incorporation, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that Article TENTH shall not eliminate or limit a director's liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of Article TENTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time.

             Any repeal or modification of Article TENTH shall not increase the personal liability of any director of this corporation for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

ITEM 8.  EXHIBITS.

Exhibit No.            Exhibit
-----------            -------

*4.1.        Restated and Amended Stock Incentive Plan.

*4.2.        Form of Restated  and Amended  Stock  Incentive  Plan Stock  Option
             Award.

*5.1.        Opinion of Peabody & Arnold regarding legality.

*23.1.       Consent of Richard A. Eisner & Company, LLP.

*23.2. Consent of Peabody & Arnold (included in its opinion filed as Exhibit 5.1).

*24.1.       Power of Attorney (contained in signature page).
------------------------------
*Filed herewith.

ITEM 9.  UNDERTAKINGS

             (a)  The undersigned Registrant hereby undertakes:

                      (1) To file,  during any  period in which  offers or sales are being made, a  post-effective  amendment  to this  Registration
             Statement:

                               (i) To include any prospectus required by section
                      10(a)(3) of the Securities Act of 1933;

                               (ii) To  reflect in the  prospectus  any facts or
                      events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                               (iii) To include any  material  information  with
                      respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

             Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                      (2) That,  for the purpose of  determining  any  liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3)  To   remove   from   registration   by   means  of  a
             post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Nashua, State of New Hampshire, on this 14th day of July, 1997.

                                           STORAGE COMPUTER CORPORATION


                                           By: /s/Theodore J. Goodlander
                                               ------------------------------
                                              Theodore J. Goodlander
                                              Chief Executive Officer, President
                                              and Director

                                POWER OF ATTORNEY

             The undersigned directors of Storage Computer Corporation hereby severally constitute and appoint Theodore J. Goodlander our true and lawful attorney-in-fact and agent with full power of substitution, to execute in our name and behalf in the capacities indicated below any and all amendments to this Registration Statement to be filed with the Securities and Exchange Commission and hereby ratify and confirm all that such attorney-in-fact and agent shall lawfully do or cause to be done by virtue thereof.

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities and on the dates indicated.

SIGNATURE                            TITLE                                       DATE
---------                            -----                                       ----

/s/Theodore J. Goodlander            Chief Executive Officer, President and      July 14, 1997
-------------------------------      Director (Principal Executive Officer)
Theodore J. Goodlander

/s/James C. Louney                   Chief Financial Officer                     July 14, 1997
-------------------------------      Principal Accounting Officer)
James C. Louney

/s/Shigeho Inaoka                    Director                                    July 14, 1997
-------------------------------
Shigeho Inaoka

/s/Steven S. Chen                    Director                                    July 14, 1997
-------------------------------
Steven S. Chen

                                INDEX TO EXHIBITS


Exhibit No.                          Exhibit                                                            Page No.
-----------                          -------                                                            --------
4.1                 Restated and Amended Stock Incentive Plan.                                             8

4.2                 Form of Restated and Amended Stock Incentive Plan Stock Option Award.                  21

5.1                 Opinion of Peabody and Arnold regarding legality.                                      22

23.1                Consent of Richard A. Eisner & Company, LLP.                                           23

23.2                Consent of Peabody & Arnold (included in its opinion filed as Exhibit 5.1).

24.1                Power of Attorney (contained in signature page).
